As filed with the Securities and Exchange Commission on
                                January 18, 2000
                             Registration No. 333-__

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         COMMUNITY BANCORP OF NEW JERSEY
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State of other jurisdiction of incorporation or organization)

                                   22-3666589
                      (I.R.S. Employer Identification No.)

                              3535 HIGHWAY 9 NORTH
                           FREEHOLD, NEW JERSEY 07728
                    (Address of principal executive offices)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                         1998 EMPLOYEE STOCK OPTION PLAN
                         1997 EMPLOYEE STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                               ROBERT D. O'DONNELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         COMMUNITY BANCORP OF NEW JERSEY
                              3535 HIGHWAY 9 NORTH
                           FREEHOLD, NEW JERSEY 07728
                     (Name and address of agent for service)

                                 (732) 863-9000
          (Telephone number, including area code of agent for service)

================================================================================

                                           CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities to      Amount to be        Proposed Maximum     Proposed Maximum          Amount of
be Registered               Registered (1)      Offering Price Per   Aggregate Offering        Registration Fee (2)
                                                Share (2)            Price (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share and
interests of
participation in
the Plan                      313,120             $13.50              $4,227,120                   $1,175
====================================================================================================================

(1) Represents shares to be issued upon the exercise of stock options and those purchasable under the Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Last trading price of the securities on the NASDAQ stock exchange on January 7, 2000.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is (http://www.sec.gov).

         The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

         (a) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

         (b)      the  Registrant's  Current  Report on Form 8-K  dated  July 1,
                  1999;

         (c)      The  Regsitrant's  Current  Report on Form 8-K  dated  July 9,
                  1999; and

         (d) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

         In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Capital Structure

         The  Corporation's   certificate  of  incorporation   provides  for  an
authorized capitalization consisting of 5,000,000 shares of common stock, without par value.

Liquidation Rights

          In the event of liquidation, dissolution or winding up of the Corporation, holders of Common Stock are entitled to receive, on a pro rata per share basis, any assets distributable to shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have prior rights upon liquidation.

Dividend Rights

         The holders of the Corporation's Common Stock will be entitled to dividends, when, as, and if declared by the Corporation's Board of Directors, subject to the restrictions imposed by New Jersey law. The only statutory limitation applicable to the Corporation is that dividends may not be paid if the Corporation is insolvent.

Voting Rights

          Under New Jersey law and the Corporation's Certificate of Incorporation, each share of the Corporation's Common Stock also will be entitled to one vote per share. Cumulative voting is not permitted with respect to the Corporation.

          Under New Jersey law, the affirmative vote of a majority of the votes cast is required to approve any merger, consolidation or disposition of substantially all of the Corporation's assets.

Preemptive Rights

          The Certificate of Incorporation of the Corporation does not provide for preemptive rights.

Appraisal Rights

         Under New Jersey law, dissenting shareholders of the Corporation will have appraisal rights (subject to the broad exception set forth in the next sentence) upon certain mergers or consolidations. Appraisal rights for shareholders of the Corporation are not available in any such transaction if shares of the corporation are listed for trading on a national securities exchange or held of record by more than 1,000 holders. In addition, appraisal rights are not available to shareholders of an acquired corporation if, as a result of the transaction, shares of the acquired corporation are exchanged for any of the following: (i) cash; (ii) any securities listed on a national securities exchange or held of record by more than 1,000 holders; or (iii) any combination of the above. New Jersey law also provides that a corporation may grant appraisal rights in other types of transactions regardless of the consideration received by providing for such rights in its Certificate of Incorporation. The Corporation's Certificate of Incorporation does not provide appraisal rights beyond those called for under New Jersey law.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

         In accordance with the New Jersey Business Corporation Act (Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:

                                   ARTICLE XI

                                 INDEMNIFICATION

         The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgements, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons, enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

         The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

Item 7.   Exemption From Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         The following exhibits are filed with this Registration Statement.

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

         5                 Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

         10(a)             Form of 1997 Employee Stock Option Plan (1)

         10(b)             Form of 1997 Stock Option Plan (1)

         10(c)             Form of  1997  Stock  Option  Plan  for  Non-Employee
                           Directors (1)

         10(d)             Form of 1998 Employee Stock Option Plan (1)

         10(e)             Form of 1999 Employee Stock Purchase Plan (1)

         13(a) Annual Report on Form 10-KSB of Community Bank of New Jersey for the year ended December 31, 1998, as filed with the Federal Deposit Insurance Corporation

         13(b) Quarterly Report on Form 10-QSB of Community Bank of New Jersey for the quarter ended March 31, 1999, as filed with the Federal Deposit Insurance Corporation

         23(a)             Consent of Grant Thornton LLP

         23(b)             Consent of  Jamieson,  Moore,  Peskin & Spicer,  P.C.
                           (included  in the Opinion  filed as Exhibit 5 hereto)

----------------
         (1)  Incorporated  by reference from Exhibits 10 (b), (c), (d), (e) and
(f) from the Registrant's Current Report on Form 8-K dated July 1, 1999.


Item 9.   Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Freehold, State of New Jersey on January 7, 2000.

                                       By: /s/Robert D. O'Donnell
                                           ----------------------
                                           ROBERT D O'DONNELL,
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

         Name                                      Title                                 Date
         ----                                      -----                                 ----
/s/Robert D. O'Donnell
---------------------------
ROBERT D. O'DONNELL                      President, Chief Executive                January 7, 2000
                                         Officer and Director

/s/Michael Bis
---------------------------
MICHAEL BIS                              Chief Financial Officer                   January 7, 2000
                                         (Principal Accounting Officer)

/s/Howard Schoor
---------------------------
HOWARD SCHOOR                            Chairman of the Board                     January 7, 2000


/s/Eli Kramer
---------------------------
ELI KRAMER                               Vice Chairman of the Board                January 7, 2000


/s/Charles Kaempffer
---------------------------
CHARLES KAEMPFFER                        Director                                  January 7, 2000


/s/Morris Kaplan
---------------------------
MORRIS KAPLAN                            Director                                  January 7, 2000


/s/Robert M. Kaye
---------------------------
ROBERT M. KAYE                           Director                                  January 7, 2000


/s/William J. Mehr
---------------------------
WILLIAM J. MEHR                          Director                                  January 7, 2000

/s/Arnold Silverman
---------------------------
ARNOLD SILVERMAN                         Director                                  January 7, 2000

/s/Lewis Wetstein
---------------------------
LEWIS WETSTEIN                           Director                                  January 7, 2000

                          EXHIBIT INDEX TO REGISTRATION
            STATEMENT ON FORM S-8 OF COMMUNITY BANCORP OF NEW JERSEY

      Exhibit
      Number            Description of Exhibit
      ------            ----------------------

       5                Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

      10(a)             Form of 1997 Employee Stock Option Plan (1)

      10(b)             Form of 1997 Stock Option Plan (1)

      10(c)             Form  of  1997  Stock   Option  Plan  for   Non-Employee
                        Directors (1)

      10(d)             Form of 1998 Employee Stock Option Plan (1)

      10(e)             Form of 1999 Employee Stock Purchase Plan (1)

      13(a) Annual Report on Form 10-KSB of Community Bank of New Jersey for the year ended December 31, 1998, as filed with the Federal Deposit Insurance Corporation

      13(b)             Quarterly Report on Form 10-QSB of Community
                        Bank of New Jersey for the quarter ended March 31, 1999, as filed with the Federal Deposit Insurance Corporation

      23(a)             Consent of Grant Thornton LLP

      23(b)             Consent  of  Jamieson,  Moore,  Peskin  &  Spicer,  P.C.
                        (included in the Opinion filed as Exhibit 5 hereto)

--------------
         (1)  Incorporated  by reference from Exhibits 10 (b), (c), (d), (e) and
(f) from the Registrant's Current Report on Form 8-K dated July 2, 1999.